AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is dated as of February __, 2008, by and between Inrob Tech Ltd., a Nevada corporation (the “Company”), and Mr. Ben-Tsur Joseph, an Israeli individual, ID 056031123, on behalf of the company or companies under his control (“Joseph”). Terms not defined herein shall have the meaning as set forth in the Agreement dated October 1, 2003.

WITNESSETH:

WHEREAS, the Company and Joseph have entered into an Employment Agreement dated October 1, 2003, as amended (the “Employment Agreement”); and

WHEREAS, the parties wish to amend the Employment Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Article 4 of the Employment Agreement is hereby deleted in its entirety and replaced as follows:

Joseph shall be entitled to an annual cash bonus the sum of which shall be equal to 5% of the Company’s annual gross revenues (the “Bonus”). Such Bonus shall be payable within 105 calendar days following the Company’s fiscal year-end. By way of example, if the Company’s gross annual revenues for the fiscal year ended December 31, 2008 were $1,000,000, Joseph would be entitled to receive $50,000 ($1,000,000 x 5%) as a Bonus by April 15, 2009.

In addition, Joseph shall also be entitled to an annual incentive cash bonus equal to 20% of any increase in gross revenues from the prior fiscal year (the “Incentive Bonus”). Such Bonus shall be payable within 105 calendar days following the Company’s fiscal year-end. By way of example, if the Company’s gross annual revenues were $900,000 for the fiscal year ended December 31, 2007 and $1,000,000 for the fiscal year ended December 31, 2008, Joseph would be entitled to an Incentive Bonus of $20,000 ($100,000 x 20%) by April 15, 2009.

The Bonus and Incentive Cash Bonus shall commence for the fiscal year ended December 31, 2009.

Other than as expressly provided herein, neither Joseph nor Joseph’s Companies shall be entitled to receive any other payments or commissions for providing the Services to the Company.

2.	As amended hereby, the Employment Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, Ben-Tsur Joseph has hereunto set the his hand and, pursuant to the authorization of the Company’s Board, the Company has caused this Amendment to be executed in its name on its behalf, all as of the day and year first above written

INROB TECH LTD.

By:______________________________________
Name:____________________________________
Title:_____________________________________

BEN-TSUR JOSEPH

__________________________________________